                                                                    EXHIBIT 10.7


                                    SUBLEASE


         This is a Sublease, dated as of this day of January 1998, between Cabot Corporation, a Delaware corporation, with its principal office at 75 State Street, Boston, Massachusetts ("Landlord") and Internet Security Systems, Inc., a Georgia corporation, with its principal office at 41 Perimeter Center Drive, Suite 660, Atlanta, Georgia 30346 ("Tenant").

         WHEREAS, Landlord, as tenant, has leased space (the "Premises") in the building known as Building 300 (the "Building") located at Embassy Row Office Park, Atlanta, Georgia from Embassy Row Venture, a joint venture between New York Life Insurance Company, a New York Corporation and Bailey & Associates, No. 1, Ltd., a Georgia limited partnership (collectively, "Original Lessor") by lease, dated July 14, 1992 (the "Prime Lease"), a copy of which Tenant acknowledges receipt; and

         WHEREAS, CarrAmerica Realty Corporation ("Prime Landlord") has succeeded to the interest of Original Lessor under the Lease; and

         WHEREAS, Landlord has agreed to sublet the Premises to Tenant and Tenant has agreed to sublet the Premises from Landlord.

         NOW THEREFORE, Landlord and Tenant, in consideration of the mutual covenants herein contained and each with intent to be legally bound, for themselves and respective successors and assigns, hereby agree as follows:

1.       SUBLEASE

         Landlord hereby subleases the Premises to Tenant and Tenant hereby subleases the Premises from Landlord, on the terms and conditions contained in this Sublease. Landlord shall deliver the Premises to Tenant on the Commencement Date (as hereinafter defined) in "as is" condition, except Landlord shall be entitled, prior to the Commencement Date, to remove any or all of its or its subtenant's fixtures, equipment and other personal property located at the Premises. Tenant represents that it has inspected the Premises and the Building and has found the same in satisfactory condition and is not relying on any representations or warranties of Landlord or Landlord's agents or employees with respect to the condition thereof.

         If the Commencement Date shall occur, Tenant shall purchase Landlord's personal property identified on Exhibit A, in its then



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                                      -2-


"as is" condition and pay $28,000 to Landlord on or before the earlier to occur of December 31, 1999 or the expiration of the Letter of Credit as defined in
Section 5 hereof, and Landlord shall not remove such property from the Premises and shall, upon request of Tenant, execute a bill of sale conveying to Tenant all of Landlord's interest in such property, without representation or warranty of any kind.

2.       TERM

         (a) The term of this Sublease shall commence on that date (the "Commencement Date") which is the later to occur of March 1, 1998 and the date on which Landlord shall deliver the Premises to Tenant in the condition required by Section 1 hereof. Landlord agrees to use all reasonable efforts to deliver possession of that portion of the Premises constituting approximately 5,000 rentable square feet and shown on Exhibit B promptly following the execution of this Sublease. Tenant shall, commencing retroactively from January 1, 1998, pay rent for such space monthly in advance (except for the payment for January 1998 which shall be made upon execution hereof) at the rate of $7,473.00 per month (prorated for any portion of a month) and shall comply with all of the other terms and conditions of this Sublease relating to such space from the date of possession until the day prior to the Commencement Date, all as if the term hereof had commenced, except that Section 4 and the first sentence of Section 3(a) hereof shall not be applicable, Tenant shall only be entitled to the services provided by Prime Landlord to such space and Tenant shall be entitled to park not more than twenty (20) cars in the parking lot of the Building.

         Landlord and Tenant agree that if, for any reason, the Commencement Date shall not have occurred by the Target Date, Landlord shall use reasonable efforts to deliver the Premises to Tenant as soon as reasonably practicable thereafter. If, despite such reasonable efforts, the Commencement Date shall not have occurred by March 31, 1998 (the "Drop Date"), Landlord and Tenant shall each have the right to terminate this Sublease, by the giving of notice thereof to the other, not later than thirty (30) days after the Drop Date; and this Sublease shall terminate on the giving of such notice without further liability or obligation on the part of either party. Such right of termination by Tenant shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to deliver the Premises to Tenant.

         (b) The term of this Sublease shall expire at the close of business on June 30, 2002, unless sooner terminated pursuant to the provisions of this Sublease, applicable law or as a result of



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                                      -3-


the termination of the Prime Lease (collectively, the "Expiration Date"). Tenant shall have no option to extend the term of this Sublease for the period described in Section 50.1 of the Prime Lease as the renewal term. Landlord shall not elect to terminate the Prime Lease except if due to a default by Prime Landlord or as permitted pursuant to Section 19 hereof.

3.       RENT

         (a) Commencing on the date (the "Rent Commencement Date") which is three (3) months following the Commencement Date, Tenant shall pay Landlord "Rent" in the amount of eight hundred fifteen thousand eight hundred and fifty-six dollars ($815,856) per annum, payable in advance in equal monthly installments of sixty-seven thousand nine hundred and eighty-eight ($67,988) each, on the first day of each month during the term.

         (b) Tenant shall pay Rent and all other amounts due from Tenant to Landlord pursuant to this Sublease (all such other amounts, collectively, "Additional Rent"), at such place as Landlord may designate in writing, in lawful money of the United States of America, without demand and without any deduction, setoff or abatement. Landlord shall have the same rights and remedies with respect to the nonpayment of Additional Rent as with respect to the nonpayment of Rent. Absent specific provision to the contrary, all Additional Rent shall be due and payable within ten (10) days after invoice by Landlord.

         (c) Landlord shall pay all Base Rent due under the Prime Lease during the term of this Sublease.

4.       RENT ADJUSTMENT

         Tenant shall pay, as Additional Rent, all amounts due from Landlord under Section 5 of the Prime Lease with respect to the term hereof.

5.       SECURITY DEPOSIT, LETTER OF CREDIT AND FINANCIAL STATEMENTS

         Upon execution of this Sublease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") of $135,976. The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Sublease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.


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                                      -4-


         If the Rent or Additional Rent payable hereunder shall be overdue and unpaid or should Landlord make any payment on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Sublease, then Landlord may, at its option, upon not less than five (5) business days notice to Tenant but without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach by Tenant; and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. So long as Tenant shall not be in default of its obligations under this Sublease, Landlord shall return the Security Deposit, or so much thereof as shall have not theretofore been applied in accordance with the terms hereof, to Tenant promptly following the expiration or earlier termination of the term of this Sublease and the surrender of possession of the Premises by Tenant to Landlord in accordance with the terms of this Lease. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds.

         In addition, on or before the Commencement Date, Tenant shall deliver to Landlord a letter of credit (the "Letter of Credit"), which shall (a) be unconditional and irrevocable and otherwise in form and substance satisfactory to Landlord; (b) be in the amount of $240,000, and shall permit multiple draws;
(c) be issued by a commercial bank reasonably acceptable to Landlord from time to time; (d) be payable at sight upon presentment to a local branch of the issuer of a simple sight draft accompanied by a certificate of Landlord stating either that Tenant is in default under this Sublease or that Landlord is otherwise permitted to draw upon such Letter of Credit under the express terms of this Sublease, and the amount that Landlord is owed (or is permitted to draw) in connection therewith; and (e) shall expire on the earliest to occur of the date nine (9) months following the Commencement Date, the date Tenant's stock shall be traded on a national securities exchange or the date Tenant shall submit to Landlord an Annual Financial Statement as hereinafter defined showing a tangible net worth of Tenant of at least $15,000,000. If Landlord shall draw upon any such Letter of Credit as a result of the failure of Tenant to perform any of its obligations under this Sublease (including, without limitation, obligations under this Section 5), Tenant shall immediately deliver to Landlord an additional Letter of Credit in the amount so drawn by Landlord, and otherwise on terms identical to the Letter. The Letter of Credit shall be issued by a commercial



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                                      -5-


bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of the issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within ten (10) business days after Landlord's written demand therefor (with no other notice, or grace or cure period being applicable thereto) shall entitle Landlord to immediately draw upon the existing Letter of Credit in full, without any further notice to Tenant.

         Tenant shall, following request by Landlord, provide to Landlord, within ninety (90) days after the end of each fiscal year of Tenant occurring from the date hereof through the term of this Sublease, annual financial statements for each prior fiscal year of Tenant accurately reflecting the financial condition of Tenant, including, without limitation, balance sheets, cash flow statements, statements of income and expenses, and statements of changes in financial position, all prepared in accordance with generally accepted accounting principles consistently applied and certified to Landlord by a national independent certified public accountant (an "Annual Financial Statement"). Notwithstanding the foregoing, if at any time Tenant is subject to reporting obligations under Section 13 or 15d of the Securities Exchange Act of 1934, Tenant may satisfy its obligations hereunder by delivering to Landlord copies of its annual and quarterly reports on Forms 10-K and 10-Q not later than the time such reports are filed with the United States Securities Exchange Commission.

6.       REPAIRS AND MAINTENANCE OF THE PREMISES

         Any repair and maintenance obligations with respect to the Premises which are the responsibility of the Landlord, as tenant under the Prime Lease, shall be performed by Tenant, at Tenant's sole cost and expense. Tenant shall promptly notify Landlord of the need for any such repair, even though Landlord shall not be responsible or liable therefor.

7.       ALTERATIONS

         Tenant shall not make any alterations, improvements or installations (collectively, "Alterations") in or to the Premises without Landlord's prior written consent. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and in those instances where applicable, shall be subject to the Prime Landlord's approval as provided in the Prime Lease. Any alterations, improvements or installations consented to by Landlord shall be performed at the sole cost and expense of Tenant, by contractors approved in advance by Landlord, but shall become the property of Landlord (subject to the terms of the Prime Lease and the remainder of this Sublease). Landlord may condition its approval to any Alterations on the removal of the same, and restoration of any damage caused by installation and removal, on or prior to the Expiration Date.

8.       ASSIGNMENT AND SUBLETTING

         Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises, or suffer or permit this Sublease or the leasehold estate hereby created or any other rights arising under this Sublease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, or the Premises to be offered or advertised for assignment or subletting, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         An assignment of this Sublease shall be deemed to include any transfer of the stock or partnership or beneficial interests or other evidences of ownership of Tenant or the issuance of additional stock or partnership or beneficial interests or other indicia of ownership in Tenant or any transaction pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant's assets are transferred to any other entity; provided, however, that (A) no sale of stock of Tenant shall be deemed an assignment so long as Tenant's stock is traded on a national securities exchange, nor shall any initial public offering of Tenant's equity securities pursuant to a registration statement under the Securities Act of 1933 be deemed an assignment and (B) neither (i) any transaction pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant's assets are transferred nor (ii) the transfer of Tenant's rights under this Sublease to any entity which controls, is controlled by or is under common control with Tenant shall be deemed a prohibited assignment of this Sublease, if (w) after any such transaction or transfer, the successor to Tenant or the transferee of or successor to any of Tenant's rights hereunder has a tangible net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or
(2) the net worth of Tenant herein named on the date of this Sublease, (x) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, (y) proof reasonably satisfactory to Landlord that the transferee of such right controls or is controlled by or under common control with Tenant (or in the case of a sale of assets, that substantially all of Tenant's assets have been sold to such transferee) shall have been delivered to Landlord at least 10 days prior to the effective date of any such transfer and (z) the assignee, transferee or successor agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the terms of this Sublease including, without limitation, the covenants contained in this Section 8. The foregoing prohibitions and provisions shall also apply to the period (if any) from the Date of this Sublease through the Commencement Date. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any corporation or other entity, or the disposition of such corporation's or other entity's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding.

         If this Sublease is assigned or if the Premises or any part thereof are sublet (or occupied by anybody other than Tenant and its employees) Landlord, after default by Tenant hereunder, may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 9, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Sublease.

         No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment. No assignment, subletting or occupancy shall affect uses permitted hereunder. Any subletting, assignment or other transfer of Tenant's interest in this Lease in contravention of this Section shall be voidable at Landlord's option.

         If the rent and other sums (including, without limitation, the reasonable value of any services performed by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease, payable by such assignee or subtenant on account of an assignment of sublease of all or any portion of the Premises exceed the sum of Rent plus Additional Rent called for hereunder with respect to the space assigned or sublet, plus brokerage commissions, reasonable attorneys fees and leasehold improvement costs relating to such assignment or sublease, Tenant shall pay to Landlord as Additional Rent one hundred percent (100%) of such excess payable monthly at the time for payment of Rent. Nothing in this paragraph shall be deemed to abrogate the provisions of this Section and Landlord's acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

9.       INSURANCE

         Tenant shall comply with all of the requirements and obligations of Landlord, as tenant, under the Prime Lease, set forth in Section 26(a) and (b) of the Prime Lease.

10.      TENANT'S INDEMNITY

         Tenant shall save Landlord and Prime Landlord harmless, and shall exonerate, defend and indemnify Landlord and Prime Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Building arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on or occurring in the Premises or property adjacent to the Premises, except that Landlord shall not be exonerated, indemnified or held harmless to the extent of any damage caused by the negligence or willful misconduct of Landlord, its agents, servants or employees. In respect of all of the foregoing, Tenant shall indemnify Landlord and Prime Landlord from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

11.      TENANT'S OBLIGATIONS UPON TERMINATION OF THIS SUBLEASE

         Tenant shall keep the Premises in good order and condition and, at the expiration or sooner termination of this Sublease, shall surrender and deliver up the same, broom clean and in good order and condition, except as otherwise required by this Sublease and by the Prime Lease, ordinary wear and tear and damage by fire and other casualty excepted (unless the same results from the act of Tenant or its agents or employees). Tenant shall repair any damage to the Premises or the Building caused by removal of any property by or on behalf of Tenant. Any of Tenant's personal property, fixtures or equipment which shall remain in the Premises after the expiration or sooner termination of this Sublease shall be deemed conclusively to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

12.      BROKERS

         Tenant warrants and represents that it has dealt only with Julien J. Studley, Inc. and Brannen/Goddard and with no other broker in connection with this Sublease. Landlord shall be responsible for the commission or fee due or owing to Julien J. Studley, Inc. and Brannen/Goddard arising out of this Sublease, pursuant to a separate agreement. Tenant shall indemnify Landlord and hold it harmless from and against any and all claims of any other broker claiming to have dealt with Tenant relating to this Sublease.

13.      DEFAULTS

         Each of the following shall be a "Default of Tenant":

         (i) Tenant shall fail to make any payment of Rent, Additional Rent or any other payment Tenant is required to make when such payment is due and such failure shall continue for five (5) business days after notice from Landlord to Tenant.

         (ii) Tenant shall fail to perform any other obligation of Tenant pursuant to this Sublease (either directly or derivatively pursuant to obligations arising under the Prime Lease) and such failure shall continue for ten (10) business days after notice from Landlord; provided, if such failure cannot be cured solely by the payment of money and more than ten (10) business days are reasonably required for its cure, a Default of Tenant shall not be deemed to have occurred if Tenant shall commence such cure within said ten (10) business day period and thereafter diligently prosecute such cure to completion.

         (iii) Tenant shall (u) file a voluntary petition in bankruptcy or insolvency, or (v) be adjudicated bankrupt or insolvent, or (w) take any action seeking or consenting to or acquiescing in a reorganization arrangement, composition, liquidation, dissolution, appointment of a trustee or receiver or liquidator or similar relief under any federal or state bankruptcy or other law or (x) make an assignment for the benefit of creditors, or (y) dissolve or liquidate or adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation, or (z) fail to discharge, within thirty (30) days, any proceeding brought against Tenant seeking the relief described in clause (w) above.

         (iv)   Tenant's leasehold interest shall be taken on execution.

         (v) A lien or other involuntary encumbrance is filed against Tenant's property, and is not discharged within ten (10) days thereafter.

         (vi) A custodian or similar agent is authorized or appointed to take charge of all or substantially all of the assets of Tenant.

         (vii) An order is entered in any proceeding by or against Tenant decreeing or permitting the dissolution of Tenant or the winding up of its affairs.

         (viii) A default of the kind set forth in clauses (i), (ii), or (iii) above shall occur and if either (x) Tenant shall cure such default within the applicable grace period or (y) Landlord shall, in its sole discretion, permit Tenant to cure such default after the applicable grace period has expired, and an event which would constitute a similar default if not cured within the applicable grace period shall occur more than once within the next 365 days, whether or not such event is cured within the applicable grace period.

14.      REMEDIES

         (a) In the event of a Default of Tenant, Landlord (by and through its agents, if and as appropriate) shall have the power and right:

         (i) To enforce any remedies generally available at law or in equity to a landlord on account of a default by a tenant.

         (ii) To obtain injunctive relief against any continuing Default of Tenant.

         (iii) To maintain this Sublease in effect and collect the Rent, Additional Rent and any other payments due from Tenant to Landlord.

         (iv) In addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with or without process of law (forcibly, if necessary) to enter into and upon the Premises or any part thereof or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Sublease shall terminate, Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

         (b) In the event of any termination pursuant to Section 13, Tenant shall pay the Rent, Additional Rent and other charges payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the term of this Sublease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Sublease if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Rent would have been payable hereunder if this Sublease had not been terminated.

         At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord either (i) an amount equal to the excess, if any of the Rent, Additional Rent and other charges as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of additional rent due under Section 5 of the Prime Lease would be the same as payments required for the immediately preceding twelve calendar months, or if lesser than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Sublease if the same remained in effect, over the then fair net rental value of the Premises for the same period or (ii) an amount equal to the lesser of (x) the Rent, Additional Rent and other charges that would have been payable for the balance of the term of this Sublease had it not been terminated or (y) the aggregate of the Rent, Additional Rent and other charges accrued in the twelve (12) months ended next prior to such termination (without reduction for any abatement, free rent or other concession). In the event this Sublease is so terminated prior to the expiration of the first full year of the term of this Sublease, the liquidated damages which Landlord may elect to recover pursuant to clause (ii) (y) of this paragraph shall be calculated as if such termination had occurred on the first anniversary of the Commencement Date. Nothing contained in this Sublease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Sublease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

         In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Sublease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and
(ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting despite use of commercially reasonable efforts to obtain such rent.

         (c) To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption or of limitation or exemption from liability or stays or other rights that contravene the rights granted to Landlord hereunder or under any present of future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Sublease. Any and all rights and remedies which Landlord may have under this Sublease, and at law and equity (including without limitation) actions at law for direct, indirect, special and consequential (foreseeable and unforeseeable) damages, for Tenant's failure to comply with its obligations under the Sublease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

         (d) At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Sublease (irrespective of whether the same shall have ripened into a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorneys fees, together with interest thereon at a rate equal to the lesser of 5% over the so-called prime or base rate in effect from time to time at BankBoston, N.A. (or if such bank ceases to exist, the largest bank in Boston) or the maximum rate allowed by law.

         (e) The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Sublease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect on an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed to have been a waiver of such breach by Landlord unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

         (f) No acceptance by Landlord of a lesser sum than the Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Sublease provided.

15.      SUBORDINATION TO THE PRIME LEASE

         In addition to Tenant's obligations under this Sublease and to the extent not inconsistent with this Sublease, Tenant shall observe and perform all of the terms, covenants and conditions of the Prime Lease which Landlord, as tenant under the Prime Lease, is obligated to observe and perform to the same extent as if such terms, covenant and conditions of the Prime Lease were set forth at length in this Sublease but incorporating such provisions herein shall not obligate Landlord or be construed as causing Landlord to assume or agree to perform any obligations assumed by the Prime Landlord under the Prime Lease. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, suits, liabilities, costs and expenses (including reasonable attorneys' fees) asserted against or sustained by Landlord under the Prime Lease with respect to the Premises. Tenant shall not do, omit to do or permit to be done or omitted any act in or related to the Premises which could constitute a breach or default under the terms of the Prime Lease or result in the termination of the Prime Lease by the Prime Landlord.

16.      CONSENT OR APPROVAL OF PRIME LANDLORD

         If the consent or approval of the Prime Landlord is required under the Prime Lease with respect to any matter relating to the Premises, it shall also be required hereunder. Tenant shall be required first to obtain the consent or approval of Landlord with respect thereto and, if Landlord grants such consent or approval, such consent may be conditioned upon receipt of consent or approval from the Prime Landlord, but Landlord shall not be responsible for obtaining such consent or approval. Tenant shall reimburse Landlord, as Additional Rent, promptly on demand, for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with any request by Tenant for consent or approval hereunder from and after the date of this Sublease.

17.      LIMITATIONS ON LANDLORD'S LIABILITY

         Tenant acknowledges that Landlord has made no representations or warranties with respect to the Building or the Premises except as provided in this Sublease.

         In no event shall Landlord be liable to Tenant for any loss of business or any other special, indirect or consequential damages irrespective of cause.

18.      UTILITIES AND SERVICES

         Landlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease and, insofar as any of the obligations of the Landlord hereunder are required to be performed under the Prime Lease by the Prime Landlord, Tenant shall rely on and look solely to the Prime Landlord for the performance thereof. If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Premises, such default shall not constitute an actual or constructive eviction nor result in any offset, abatement or deduction against the Rent, Additional Rent or other charges due under this Sublease, but Tenant may, at its expense, and upon prior notice to Landlord, make any demand or institute any action or proceeding permitted by the Prime Lease, against Prime Landlord for enforcement of Prime Landlord's obligation under the Prime Lease, so long as any such demand, action or proceeding shall not prejudice Landlord's rights or increase Landlord's liability under the Prime Lease.

         To the extent that the Prime Landlord charges Landlord for any additional service provided to the Premises beyond that required to be supplied by the Prime Lease without charge (i.e. additional cleaning, after hours "HVAC", etc.), Tenant shall pay such charge, as Additional Rent, within ten (10) days after demand therefor.

19.      FIRE, CASUALTY AND EMINENT DOMAIN, ETC.

         In the event of a fire, casualty, taking or any interruption of services that affects the Premises but does not result in termination of the Prime Lease, the Rent hereunder shall be abated in the same percentage as the rent payable by Landlord under the Prime Lease shall be abated. The provisions of this Section 20 shall be considered an express agreement governing any cause of damage or destruction to the Premises by fire or other casualty, and no local or state statute, law, rule or regulation, now or hereafter in effect, providing for such a contingency shall have any application in such case, to the extent permitted by law.

         Irrespective of the form in which recovery may be had by law, as between Landlord and Tenant, all rights to damages or compensation for any taking affecting the Premises shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's personal property and business machines and equipment installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

         Tenant agrees that Landlord may elect to terminate the Prime Lease if it shall be entitled to do so due to a fire or other casualty or a taking by eminent domain or condemnation; and that if the Prime Lease shall be terminated for such or any other reason prior to the scheduled Expiration Date (other than due to a default in the payment of rent under the Prime Lease), this Sublease shall terminate as of the date of the termination of the Prime Lease and Landlord shall have no liability to Tenant due or arising directly or indirectly out of such early termination.

20.      LANDLORD ACCESS

         Landlord and Landlord's agents and employees shall have the right to enter onto the Premises at reasonable times, from time to time, upon reasonable notice to Tenant (which notice may be oral and shall not be required in the event of emergency) to ascertain whether Tenant is in compliance with the provisions of this Sublease, to make such repairs as Landlord deems necessary, to comply with Landlord's obligations hereunder or under the Prime Lease, to perform work with respect to the remainder of the Prime Lease Premises and (within the last year of the term) to exhibit the Premises.

21.      NO ESTATE IN LAND

         This Sublease shall create the relationship of Landlord and Tenant; no estate shall pass out of Landlord. Tenant shall only have a usufruct, not subject to levy and sale and not assignable by Tenant except as expressly provided in Section 8. Tenant hereby waives all homestead rights and exemptions to which it might otherwise be entitled.

22.      INTEREST ON UNPAID RENT

         All installments of Rent, Additional Rent and all other charges which are not paid within five (5) days after the date when due shall bear interest from the date due until paid, at a rate equivalent to the so-called prime or base rate in effect from time to time at BankBoston, N.A. (or if such bank ceases to exist, the largest bank in Boston) plus five percent, or such lesser amount as allowed by law.

23.      HOLDOVER

         If Tenant holds possession of the Premises after the expiration or sooner termination of this Sublease, Tenant shall become a tenant at sufferance on a day-to-day basis upon the terms specified herein at 200% of the then existing Rent, Additional Rent and other charges. In addition, Tenant shall be responsible for any and all damages suffered by Landlord, including, without limitation, damages or costs resulting from actions initiated by third parties (including the Prime Landlord) as a result of said holding over. Such tenancy shall not constitute a renewal of this Sublease.

24.      ESTOPPEL CERTIFICATES

         Either party hereto (the "requested party") agrees that, from time to time, upon not less than five (5) business days prior notice by the other party (the "requesting party"), the requested party or its duly authorized representative having knowledge of the following facts shall deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent, Additional Rent and other charges have been paid; (c) that to the best of the requested party's knowledge, the requesting party is not in default under any provision of this Sublease or if in default, the nature thereof in detail; (d) the commencement and expiration of this Sublease, and (e) any other information required by the requesting party.

25.      NOTICES

         Any notice, statement, certificate, consent, approval, disapproval, request or demand required or permitted to be given in this Sublease shall be in writing and sent by United States mail, registered or certified, postage prepaid, addressed, as the case may be:

         To Landlord at the following addresses:

         Prior to the Commencement Date:
                  200 Embassy Row
                  Suite 500
                  Atlanta, GA  30339
                  Attn: John Branan, General Manager

         After the Commencement Date:

                  NA Carbon Black Division
                  1095 Windward Ridge Parkway
                  Suite 200
                  Alpharetta, GA  30005

         in either case with a copy to:

                  Cabot Corporation
                  75 State Street
                  Boston, MA  02109
                  Attention:  General Counsel

         and to Tenant at the following addresses:

         Prior to the Commencement Date:
                  41 Perimeter Center East
                  Suite 660
                  Atlanta, GA  30346
                  Attn:  Jon Ver Steeg

         After the Commencement Date:
                  300 Embassy Row
                  Suite 500
                  Atlanta, GA  30339
                  Attn:  Jon Ver Steeg

         Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than two (2) persons. Mailed notices will be deemed served three (3) business days after mailing certified or registered mail properly addressed with postage prepaid, provided the same are received in the ordinary course of business.

26.      LANDLORD'S AND TENANT'S POWER TO EXECUTE

         Landlord and Tenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.

27.      ENTIRE AGREEMENT

         This Sublease contains the entire agreement between Landlord and Tenant and can be changed only by a signed agreement.

28.      CONSENT TO SUBLEASE BY PRIME LANDLORD

         This Sublease shall not become operative until and unless the Prime Landlord has given to Landlord its consent hereto in a form reasonably satisfactory to Landlord and Tenant. Landlord shall not be responsible for the failure of Prime Landlord to consent to this Sublease. Should Prime Landlord fail to consent to this Sublease in a form reasonably satisfactory to Landlord and Tenant within ten (10) business days of the date hereof, Landlord and Tenant shall be released from all obligations with respect hereto and neither shall have any further rights in law or in equity with respect to this Sublease.

29.      BINDING EFFECT

         The submission of this document for examination and negotiation does not constitute an offer to sublease or a reservation of, or option for, the Premises and Tenant shall have no right to the Premises hereunder until the execution hereof by both Landlord and Tenant. Once fully executed, all the covenants, agreements and undertakings in this Sublease contained shall extend to and be binding upon the legal representatives, successors and assigns of the respective parties hereto, the same as if they were in every case named and expressed, but nothing herein shall be construed as a consent by Landlord to any assignment or subletting by Tenant of any interest of Tenant in this Sublease.

30.      MISCELLANEOUS

         If any provisions of this Sublease shall to any extent be invalid, the remainder of this Sublease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Sublease. This Sublease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Sublease. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more persons are named as Tenant herein, each of such persons shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them. Each term and each provision of this Sublease to be performed by Tenant shall be construed to be both an independent covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment of Tenant. Except as otherwise set forth in this Sublease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord), shall survive the expiration or sooner termination of this Sublease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant's failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Sublease).

         IN WITNESS WHEREOF, Landlord and Tenant have each caused these presents to be executed, as a sealed instrument, as of the date first above written.


                                    LANDLORD:

                                    CABOT CORPORATION


ATTEST:                             By:
        --------------------------      ----------------------------------

                                    By:
                                        ----------------------------------

                                    TENANT:

                                    INTERNET SECURITY SYSTEMS, INC.


ATTEST:                             By:
        --------------------------      ----------------------------------

                                    By:
                                        ----------------------------------